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                                                                    EXHIBIT 10.4

Document No. 0260/2002
----------------------


                         Purchase of a built-up property
                         -------------------------------

Today, this day of January twenty-nine
two thousand two,


appeared before me,

                               Dr. Martin Schuck,
                            public notary in Munich,

in my office at Residenzstrasse 19/20:

1. Mr. Rainer Kreifels, lawyer, business address Maximilianstrasse 31, 80539 Munich, personally known

2. Mr. Andreas Gottlieb, lawyer, business address Goschwitzer Strasse 51-52, 07745 Jena, identity provided by submission of official photograph identity card

The inspection of the Land Register was performed by the notary.

The 1st named person appearing stated thereafter that he did not act in his own name, but via the power of attorney attached to this document as Exhibit 1 on behalf of BIOLASE Europe GmbH, c/o Brobeck Hale and Dorr, Maximilianstrasse 31, 80539 Munich.

The 2nd named person appearing stated that he did not act in his own name, but via the power of attorney attached to this document as Exhibit 2, on behalf of ASCLEPION-MEDITEC AG, Goschwitzer Strasse 51-52, 07745 Jena.

The persons appearing were present at the same time and stated thereafter:

                                       I.
                       Preliminary notice, contract object
                       -----------------------------------
In the Land Register of the local court of Weiden, Oberpfalz, sub-district Schonnbrunn, volume 11, sheet 375 the following real property is registered:

Cadastral district No. 785/4, Floss, Paintweg 10, building and free area, size 9544 qm.

As owner in division 1 of the Land Register AESCULAP-Meditec GmbH, having its registered office in Jena is entered. AESCULAP-Meditec GmbH according to the certificate of registration of the local court of Gera for HR B 5623, a copy of which is attached to this document as Exhibit 3, by the decision of the


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shareholders' meeting, dated November 10, 1999, was transformed into a stock corporation. The transformed stock corporation trades under the firm of ASCLEPION-MEDITEC AG. The transformation decision and the new establishment of the statutes on the date of December 27, 1999, were entered into the Commercial Register of the local court of Gera for HRB 5623.

The following encumbrances have been entered:

Division II:
High-voltage cable line right for Energieversorgung Ostbayern AG Regensburg; according to approval of April 28, 1983 entered on June 22, 1983.

Division III:
Account No. 1 of land charge without certificate at six hundred thousand DM for Raiffeisenbank Floss eG in 8485 Floss; 16% interest annually, enforceable according to ss. 800 ZPO (Code of Civil Procedure); according to the approval of July 16, 1982/August 24, 1982/September 22, 1982 entered on June 21, 1983.

Account No. 2 and 2a of land charge without certificate at hundred ten thousand DM (account No. 2) and four hundred thousand DM (account No. 2a) for Bayerische Vereinsbank AG, Munchen; 16% interest annually since June 21, 1983; enforceable according to ss. 800 ZPO; according to approval of July 16/ August 24/September 22, 1982 entered on June 21, 1983/March 3, 1994.

Account No. 3 deleted

The account numbers 4 and 4a of land charge without certificate at two hundred thousand DM (account No. 4) and one hundred seventy thousand DM (account No. 4a) for Bayerische Vereinsbank AG, Munich; 16% interest annually since December 15, 1983; enforceable according to ss. 800 ZPO; according to approval of November 11, 1983 entered on December 15, 1983/March 3, 1994.

Account No. 5 of land charge without certificate at two hundred fifty thousand DM for Bayerische Vereinbank AG, Munich; 16% interest annually since March 12, 1984; enforceable according to ss. 800 ZPO; according to approval of February 22, 1984 entered on March 12, 1984/March 3, 1994.

Object of the contract:
----------------------
The object of the contract is the above real property.

                                       II.
                                Purchase Contract
                                -----------------
ASCLEPION-MEDITEC AG (hereinafter referred to as "seller") sells the object of the contract specified in section I with all rights and components and the accessories, free of encumbrances except for the encumbrance mentioned in section I in division II, to BIOLASE Europe GmbH (hereinafter referred to as "buyer").


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                                      III.
                                 Purchase Price
                                 --------------
The purchase price is EURO 985,689.00 (in words: EURO nine hundred eighty-five thousand six hundred eighty-nine).

The purchase price comes due according to Article 8 of the Asset Purchase Agreement concluded between the seller and the buyer and attached as Exhibit 4 to this document, but no earlier than 12 days following the despatch of a written notification by the notary to the buyer as to the fulfilment of the following requirements:

1.
The priority notice for the buyer must be entered into the Land Register according to the correct rank;

2.
The existence of a negative pledge certificate from the community in charge regarding the right of first refusal;

3.
The cancellation entries of all encumbrances not taken over must be available to the notary ready for enforcement. In this connection, the creditor may only depend their use on payments that collectively may not exceed the purchase price. In this case, the buyer is entitled and committed to make these payments to the creditor. The payment immediately to the buyer is reduced accordingly.

The contracting parties instruct the notary to inform them in writing about the occurrence of the maturity prerequisites.

                                       IV.
                               Conveyance of Land
                               ------------------
                                       1.)
The contracting parties agree on the transfer of ownership with respect to the process of acquisition referred to in section II of the document and grant to themselves and their legal successors, the authenticating notary public, his representative or successor, an irrevocable and unconditional power of attorney to give the consent to the making of an entry in the Land Register for the transfer of ownership, which was expressly refrained from today.

In the internal relationship the notary may do so no earlier than after the seller has confirmed to him in writing the payment of the first purchase price instalment or if the buyer proved this payment - without interest - in a credible manner by bank confirmation or receipts.

                                       2.)
To safeguard the entitlement of the buyer to the transfer of ownership, the buyer consents to and both contracting parties apply for, the entry of a priority notice for the buyer.


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In addition to the entries mentioned in section I, only encumbrances in the recording of which the buyer participated, may rank before this priority notice.

Already today, the buyer consents to and applies for deleting the priority notice and replacing it incrementally with the transfer of ownership in the rank of the priority notice.

                                       V.
                          Ownership, Use, Encumbrances
                          ----------------------------
The ownership is transferred with effect as of February 1, 2002.

Along with the ownership, the uses, the encumbrances and the danger of accidental deterioration and the duty to make land safe for persons or vehicles are transferred to the buyer. Any real property tax paid in advance has to be reimbursed on a pro rata basis.

Residential and development costs of all kinds, particularly development charges and advance payments according to the Town and Country Planning Code (BauGB), - where they have already been paid by the seller or which the seller has received payment orders as well as for the actual state of development - are included in the purchase price. All other residential and development costs are borne by the buyer. It does not matter when the development costs come due or to whom they are charged. The seller assigns to the buyer any claims to the repayment of such charges.

                                      VI.
                    Liability for Legal and Material Defects
                    ----------------------------------------
The seller assumes liability for the unobstructed transfer of possession and ownership and for the exemption of the contract object from Land Register encumbrances and other third parties rights, unless they are based on the consent of the buyer or expressly adopted in this document.

The deletion of all liens on real property entered in division III is consented to in the application for enforcement.

The seller assures that he does not know of the existence of old legal easements, contaminated sites or pollution of land in the widest sense or of essential hidden material defects. The seller further assures that he does not know of any circumstances that arouse the suspicion of existing pollution of land (earlier commercial use, refilling).

The seller assures that he adopted no spacing surfaces from neighbours.

Furthermore the warranty is based on Articles 9 and 10 of the Asset Purchase Agreement attached to this document as Exhibit 4.


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                                      VII.
                               Costs, Transcripts
                               ------------------
All costs arising in connection to this authentication and any property acquisition tax shall be borne by the buyer.

The costs of any release from encumbrances are borne by the seller.

Of this document, the following copies are delivered to:

Certified copies
----------------
Land Registry Weiden, Oberpfalz
Seller
Buyer

Simple copies
-------------
Revenue office of Weiden, Oberpfalz - central property acquisition tax office -Committee of experts of the county office of Weiden, Oberpalz


                                      VIII.
                          Approvals and Execution Order
                          -----------------------------
The notary is instructed and authorized to issue, obtain and accept and draft, all statements for the implementation and execution of this document, such as any required approvals, negative certifications and releases from encumbrances, to file, add to, amend and cancel all applications and consents with the Land Registry - in some cases also in part or in a limited manner.

With the receipt of all outstanding approvals by the public notary they shall be deemed communicated to all contracting parties and are thus legally valid.

The notary pointed out the legal right of preemption of the communities and is instructed to announce the sale and to apply for negative clearance. Where the right of preemption is exercised or legal or authority-related approvals are not issued, each contracting party is entitled to withdraw from the contract and damage claims are excluded. The conveyance of land declared is not affected by the right to withdraw from the contract.

                                      IX.
                                     Notes
                                     -----
The notary pointed out the following:

1. The timing and the requirements of the transfer of ownership (clearance certificate, certificate of non-objection, all required approvals).

2. All agreements must be authenticated, non-authenticated agreements are invalid and may challenge the validity of the whole contract.



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3.   The division of costs and the property acquisition tax due does only affect the internal relationship between the buyer and the seller, in the external relationship both are liable as joint and several debtors.

4. The object of the contract is liable for arrears in public burdens and levies, particularly for development charges. The seller assures that arrears do not exist.

5. Sec. 566 BGB (German Civil Code) was pointed out (purchase does not override rent).

Further attachments:
Asset Purchase Agreement
Attachment 1.1, 4.2 and 3 was not read allowed. These attachments are known to the contracting parties and presented for signature.


                           Record read by the notary,
         approved by the parties concerned and signed in their own hand:


/s/ A. GOTTLIEB

/s/ RAINER KREIFELS

[NOTARY SEAL]

/s/ MARTIN SCHUCK

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